EXHIBIT 5.1

DANIEL H. LUCIANO

------------

ATTORNEY AT LAW

242 A WEST VALLEY BROOK ROAD

CALIFON, NEW JERSEY 07830

TELEPHONE

908-832-5546

MEMBER TEXAS AND

FACSIMILE

908-832-9601

NEW JERSEY BARS

EFAX

847-556-1456

EMAIL

dhlu@earthlink.net

August 29, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE: CCI GROUP, INC.

FORM SB-2 REGISTRATION STATEMENT (FILE NO. 333-

Ladies and Gentlemen:

I refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by CCI Group, Inc., a Utah corporation (the "Company"), with the Securities and Exchange Commission.

I have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, I am of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to undersigned under "Interest of Named Experts and Counsel" in the related Prospectus. In giving the foregoing consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Daniel H. Luciano

Daniel H. Luciano

EXHIBIT 17.1

HANSEN, BARNETT & MAXWELL

A Professional Corporation

CERTIFIED PUBLIC ACCOUNTANTS

5 Triad Center, Suite 750

Salt Lake City, UT 84180-1128

Phone: (801) 532-2200

Fax: (801) 532-7944

www.hbmcpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

CCI Group, Inc.

As an independent registered public accounting firm, we hereby consent to the use of our report dated March 25, 2004, with respect to the December 31, 2003 and 2002 financial statements of CCI Group, Inc. in the Registration Statement on Form SB-2, and consent to the use of our name in the “Experts” section of this Registration Statement.

/s/ Hansen, Barnett & Maxwell

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

August 28, 2004